Exhibit 99.1

News Release

For Further Information
Investor Relations:                  Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:                      Gene King, (816) 854-4672, gene.king@hrblock.com

H&R Block, Inc. Announces New Credit Facility

FOR IMMEDIATE RELEASE August 20, 2012

KANSAS CITY, Mo - H&R Block, Inc. (NYSE: HRB) announced today that its wholly owned subsidiary, Block Financial LLC, entered into a new five-year, $1.5 billion Credit and Guarantee Agreement, which will  expire on Aug. 17, 2017 unless extended pursuant to the terms of the agreement. Funds available under the new agreement may be used for general corporate purposes or working capital needs.

“I’m very pleased to finalize a new, long-term agreement with our banking partners,” said Greg Macfarlane, H&R Block’s Chief Financial Officer. “We believe this agreement gives us significant financial flexibility and further demonstrates the confidence our banking partners have in our business.”

The new agreement contains customary representations, warranties, covenants and events of default. The agreement also includes two primary financial covenants that require the consolidated enterprise to maintain (1) a debt-to-EBITDA ratio no greater than 3.50 for fiscal quarters ending on April 30, July 31, and October 31 of each year, and no greater than 3.75 for the fiscal quarter ending on January 31 of each year; and (2) an interest coverage (EBITDA to interest expense) ratio of no less than 2.50 as of the last date of any fiscal quarter.  These covenants appropriately recognize H&R Block as a consumer services business.

The company today also filed a Form 8-K with the Securities and Exchange Commission describing additional terms and conditions of the new agreement.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions.  Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.  They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest tax services provider, having prepared more than 600 million tax returns worldwide since 1955.  In fiscal 2012, H&R Block had annual revenues of $2.9 billion and prepared 25.6 million tax returns worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by nearly 100,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

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